Exhibit 99.1
Keros Therapeutics to Host a Corporate Update Conference Call and Webcast

LEXINGTON, Mass., June 4, 2024 (GLOBE NEWSWIRE) -- Keros Therapeutics, Inc. (“Keros” or “Company”) (Nasdaq: KROS), a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel treatments to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the transforming growth factor-beta (“TGF-ß”), today announced that the Company will host a corporate update conference call and webcast on Monday, June 17, 2024 at 8:00 a.m. Eastern time.

“I am pleased to announce that Keros received positive feedback from the U.S. Food and Drug Administration regarding the KER-050 (elritercept) myelodysplastic syndromes (“MDS”) program, which resulted in general alignment on the design and endpoints for the proposed pivotal Phase 3 clinical trial in patients with MDS,” said Jasbir S. Seehra, Ph.D., President and Chief Executive Officer. “We look forward to discussing the progression of our pipeline, including our ongoing Phase 2 TROPOS trial evaluating KER-012 (cibotercept) in patients with pulmonary arterial hypertension (“PAH”), for which we expect to complete enrollment in the fourth quarter of this year.”

The conference call will be webcast live at: https://event.webcasts.com/starthere.jsp?ei=1673414&tp_key=3e89bee7b4. The live teleconference may be accessed by dialing (877) 407-0309 (domestic) or (201) 389-0853 (international). An archived version of the call will be available in the Investors section of the Keros website at https://ir.kerostx.com/ for 90 days following the conclusion of the call.

About Keros Therapeutics, Inc.
Keros is a clinical-stage biopharmaceutical company focused on developing and commercializing novel therapeutics to treat a wide range of patients with disorders that are linked to dysfunctional signaling of the TGF-ß family of proteins. We are a leader in understanding the role of the TGF-ß family of proteins, which are master regulators of the growth, repair and maintenance of a number of tissues, including blood, bone, skeletal muscle, adipose and heart tissue. By leveraging this understanding, we have discovered and are developing protein therapeutics that have the potential to provide meaningful and potentially disease-modifying benefit to patients. Keros’ lead product candidate, KER-050 (elritercept), is being developed for the treatment of low blood cell counts, or cytopenias, including anemia and thrombocytopenia, in patients with MDS and in patients with myelofibrosis. Keros’ second product candidate, KER-012 (cibotercept), is being developed for the treatment of PAH and for the treatment of cardiovascular disorders. Keros’ third product candidate, KER-065, is being developed for the treatment of obesity and for the treatment of neuromuscular diseases.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Words such as “expects,” “look forward,” “progress” and “will” or similar expressions are intended to identify forward-looking statements. Examples of these forward-looking statements include statements concerning: Keros’ expectations regarding its growth, strategy, progress and the design, objectives and timing of its clinical trials for KER-050 and KER-012, including its regulatory plans and expectation of completing enrollment of its Phase 2 TROPOS clinical trial in the fourth quarter of 2024. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among others: Keros’ limited operating history and historical losses; Keros’ ability to raise additional funding to complete the development and any commercialization of its product candidates; Keros’ dependence on the success of its product candidates, KER-050, KER-012 and KER-065; that Keros may be delayed in initiating, enrolling or completing any clinical trials; competition from third parties that are developing products for similar uses; Keros’ ability to obtain, maintain and protect its intellectual property; and Keros’ dependence on third parties in connection with manufacturing, clinical trials and preclinical studies.

These and other risks are described more fully in Keros’ filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on May 8, 2024, and its other documents subsequently filed with or furnished to the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Except to the extent required by law, Keros undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Investor Contact:
Justin Frantz
jfrantz@kerostx.com
617-221-6042